CS FIRST BOSTON                                                                             Exhibit 20        Page 1

                                                Key Bank USA, N.A. Automotive Specialty Finance

                                            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                                                      March 1, 1998 through March 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                             $  60,008,945.49
                                                                                                    89.00%
(C) Original Class A Certificate Balance                                                 $  53,407,961.49
(D) Class A Certificate Rate                                                                         6.45%
(E) Class B Certificate Ownership Interest of the Trust                                              5.00%
(F) Original Class B Certificate Balance                                                 $   3,000,447.27
(G) Class B Certificate Rate                                                                         6.95%
(H) Original Class C Certificate Balance                                                 $   3,600,536.73
(I) Class C Certificate Rate                                                                         0.00%
(J) Servicing Fee Rate                                                                               3.50%
(K) Original Weighted Average Coupon (WAC)                                                          19.99%
(L) Original Weighted Average Remaining Term (WAM)                                                  53.23 months
(M) Number of Contracts                                                                             4,951
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                               5.00%
    (ii)  Specified SA Balance                                                           $   2,982,256.15
    (iii) Floor Amount                                                                       1,200,178.91

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                            Total Trust
                                                                                         ----------------
(A) Total Portfolio Outstanding                                                          $  26,352,827.27
(B) Total Portfolio Pool Factor                                                                 0.4391483
(C) Class A Certificate Balance                                                          $  23,454,016.27
(D) Class A Principal Factor                                                                    0.4391483
(E) Class B Certificate Balance                                                          $   1,317,641.36
(F) Class B Principal Factor                                                                    0.4391483
(G) Class C Certificate Balance                                                          $   1,581,169.66
(H) Spread Account Balance                                                                   2,807,409.21
(I) Payahead Account Balance                                                                   147,746.34
(J) Cumulative Accrued Servicing Fee Balance                                                 1,385,869.88
(K) Cumulative Net Losses for All Prior Periods                                              6,800,553.68
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                            19.79%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                    35.43 months
(N) Number of Contracts                                                                             2,889

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                    $   1,131,628.33
    (ii)  Interest Payments Received                                                           456,183.43
    (iii) Repurchased Loan Principal                                                                 0.00
    (iv)  Repurchased Loan Interest                                                                  0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                      41,865.36
(C) Amount Applied From Payahead Account                                                             0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                            19.79%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                34.39 months
(F) Remaining Number of Contracts                                                                   2,803
(G) Delinquent Contracts
                                                                  Contracts                Amount
                                                               --------------     ----------------------------------------------
    (i)   30-59 Days Delinquent                                           49          1.75%   $448,139.51        1.80%
    (ii)  60-89 Days Delinquent                                            0          0.00%          0.00        0.00%
    (iii) 90 Days or More Delinquent                                       0          0.00%          0.00        0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                           $     175,171.82
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                              $     369,064.37
    (ii)  Net Liquidation Proceeds Received During the Collection Period                       132,095.56
    (iii) Recoveries on Previously Liquidated Contracts                                         61,796.99
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                              28


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing
Agreement dated August 1, 1996, and is correct, to the best of my knowledge

/s/ Thomas R. Blend                Vice-President                                  04/10/98
-------------------------------------------------                          ----------------
Signature                          Title                                   Date

CS FIRST BOSTON                                                                      Exhibit 20                         Page 2
                                 Key Bank USA, N.A. Automotive Specialty Finance

                             MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                                        March 1, 1998 through March 31, 1998
I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                           $   1,131,628.33
(B) Interest Payments Received (C(A)ii)                                                                 456,183.43
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                            193,892.55
(D) Principal on Repurchased Contracts (C(A)iii)                                                              0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                0.00
                                                                                                  ----------------
(F) Total Collections (A+B+C+D+E)                                                                 $   1,781,704.31

                                                                                                  ----------------
(H) Total Available Amount (F+G)                                                                  $   1,781,704.31

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                           $   1,131,628.33
(B) Principal on Repurchased Contracts (C(A)iii)                                                              0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                           369,064.37
                                                                                                  ----------------
(D) Total Principal Reduction (A+B+C)                                                             $   1,500,692.70

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                            $     126,065.34
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                   1,335,616.50
                                                                                                  ----------------
    (iii) Total Distributable Amount (i+ii)                                                       $   1,461,681.84

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                            $       7,631.34
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                      75,034.63
                                                                                                  ----------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                  $      82,665.97

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                            $           0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                               90,041.57
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                           70,452.52
                                                                                                  ----------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                   $     160,494.09

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                 $      76,862.41

(I) Required Distributions
    (i)   Servicing Fee                                                                           $      76,862.41
    (ii)  Class A Amount (II(E)iii)                                                                   1,461,681.84
    (iii) Class B Amount (II(F)iii)                                                                      82,665.97
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                           160,494.09
    (v)   Amount Applied to Accrued Servicing Fee                                                             0.00
    (vi)  Class C Amount (VI(A))                                                                              0.00
    (vii) Excess Collections (VI(B))                                                                          0.00
                                                                                                  ----------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                         $   1,781,704.31

(J) Amount of Draw from SA (IV(B)+IV(C))                                                          $           0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                               $     147,746.34
(B) Amounts Applied to Payahead Account (C(B))                                                           41,865.36
(C) Amounts Withdrawn from Payahead Account (C(C))                                                            0.00
(D) Ending Period Balance                                                                         $     189,611.70

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                             Begin. of Period       End of Period
(A) Balances and Principal Factors                                           ----------------     ----------------
    (i)    Total Pool Balance                                                $  26,352,827.27     $  24,852,134.57
    (ii)   Total Pool Factor                                                        0.4391483            0.4141405
    (iii)  Receivables Balance                                                  26,352,827.27        24,852,134.57

    (v)    Class A Certificate Balance                                       $  23,454,016.27     $  22,118,399.77
    (vi)   Class A Principal Factor                                                 0.4391483            0.4141405
    (vii)  Class B Certificate Balance                                       $   1,317,641.36     $   1,242,606.73
    (viii) Class B Principal Factor                                                 0.4391483            0.4141405
    (ix)   Class C Certificate Balance                                       $   1,581,169.66     $   1,491,128.09

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                 19.79%               19.79%
    (ii)  Weighted Average Remaining Maturity (WAM)                                     35.43 months         34.39 months
    (iii) Remaining Number of Contracts                                                 2,889                2,803

CS FIRST BOSTON                                                                    Exhibit 20                     Page 3
                                           Key Bank USA, N.A. Automotive Specialty Finance

                                       MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                                                  March 1, 1998 through March 31, 1998

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                         $2,807,409.21

(B) Draw for Class A Distributable Amount and Servicing Fee                                                      0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                        0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                 160,494.09
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                     -------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                           $2,967,903.30

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                          $3,000,447.27

(G) Ending Spread Account Balance (Min(E,F))                                                            $2,967,903.30

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                   0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                      $        0.00
(B) Release from SSA                                                                                             0.00
                                                                                                        -------------
(C)  Total Distribution to Class C Certificateholder                                                    $        0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                         $  175,171.82
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                     $  369,064.37
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                          132,095.56
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                           61,796.99
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                  6,975,725.50

(D) Delinquent and Repossessed Contracts
                                                                              Contracts                     Amount
                                                                              --------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                           49         1.75%      $  448,139.51     1.80%
    (ii)  60-89 Days Delinquent (C(G)ii)                                           0         0.00%               0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                     0         0.00%               0.00     0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))        28         1.00%         246,080.08     0.99%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period
    (i)   Second Preceding Collection Period                                                                     4.01%
    (ii)  Preceding Collection Period                                                                           10.58%
    (iii) Current Collection Period                                                                              7.98%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                    7.52%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the Balance of Contracts
       Repossessed and not yet Charged-off to the Outstanding Pool Balance as of each Collection Period
    (i)   Second Preceding Collection Period                                                                     2.45%
    (ii)  Preceding Collection Period                                                                            1.34%
    (iii) Current Collection Period                                                                              0.99%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                    1.59%

(C) Loss and Delinquency Trigger Indicator                                                            Trigger Was Hit!!


(D) Unpaid Servicing Fee                                                                                $        0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                     $1,385,869.88


                                                                               Exhibit 20              Page 4
                                              AFG 1996-C Grantor Trust
                                          6.45% Asset Backed Certificates
                                      Statement to Class A Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of August 1, 1996)


Distribution Date:           April 15, 1998

Collection Period:           March 1, 1998 through March 31, 1998

Period (Month)                     20

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                   $          56.95

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                    $           5.38

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                               $  24,852,134.57

Total Available Amount                                                                            $   1,781,704.31

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                   $           3.28

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                 $           2.92

Unpaid Servicing Fee                                                                              $           0.00

Ending Cumulative Accrued Servicing Fee Balance                                                   $   1,385,869.88

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                          $           0.00

Class A Principal Carryover Shortfall                                                             $           0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date              $           0.00

Class A Interest Carryover Shortfall                                                              $           0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date               $           0.00

Class A Certificate Factor as of the Distribution Date                                                   0.4141405

Class A Certificate Balance as of the Distribution Date                                           $  22,118,399.77

Class B Certificate Factor as of the Distribution Date                                                   0.4141405

Class B Certificate Balance as of the Distribution Date                                           $   1,242,606.73

Class C Certificate Balance as of the Distribution Date                                           $   1,491,128.09

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                     $           0.00

Balance of the Spread Account on the Distribution Date                                            $   2,967,903.30

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                            $     160,494.09

Balance of the Payahead Account                                                                   $     189,611.70

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                            $      41,865.36

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                   77

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                 $     694,219.59


                                                                                Exhibit 20               Page 5
                                              AFG 1996-C Grantor Trust
                                          6.95% Asset Backed Certificates
                                      Statement to Class B Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of August 1, 1996)


Distribution Date:           April 15, 1998

Collection Period:           March 1, 1998 through March 31, 1998



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                   $          56.95

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                    $           5.79

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                               $  24,852,134.57

Total Available Amount                                                                            $   1,781,704.31

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                   $          58.33

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                 $           2.92

Unpaid Servicing Fee                                                                              $           0.00

Ending Cumulative Accrued Servicing Fee Balance                                                   $   1,385,869.88

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                          $           0.00

Class B Principal Carryover Shortfall                                                             $           0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date              $           0.00

Class B Interest Carryover Shortfall                                                              $           0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date               $           0.00

Class A Certificate Factor as of the Distribution Date                                                   0.4141405

Class A Certificate Balance as of the Distribution Date                                           $  22,118,399.77

Class B Certificate Factor as of the Distribution Date                                                   0.4141405

Class B Certificate Balance as of the Distribution Date                                           $   1,242,606.73

Class C Certificate Balance as of the Distribution Date                                           $   1,491,128.09

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                     $           0.00

Balance of the Spread Account on the Distribution Date                                            $   2,967,903.30

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                            $     160,494.09

Balance of the Payahead Account                                                                   $     189,611.70

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                            $      41,865.36

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                   77

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                 $     694,219.59